UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Deed of Amendment

On August 25, 2016, Heidrick & Struggles International, Inc. (the “Company”), Heidrick & Struggles (UK) Limited (the “Buyer”) and the equity holders of CoCompany Limited (the “Sellers”) entered into a Deed of Amendment (the “Amendment”) to the Share Purchase Agreement dated October 1, 2015 by and among the Company, the Buyer, and the Sellers (the “Purchase Agreement”).

The Amendment, in accordance with the Purchase Agreement, reflects that the integration of CoCompany Limited and the Company’s legacy leadership consulting business is complete as of August 25, 2016. As a result of acquisitions not anticipated at the time of the Purchase Agreement, the Amendment establishes new Target Fee Revenue and Target EBITDA Margin for each remaining Earn Out Period. The parties agreed that these new targets shall include subsequent acquisitions and take effect retrospectively from January 1, 2016. The Amendment ensures that the entirety of the Leadership Consulting business under Colin Price’s leadership is taken into account. The Amendment also provides the Buyer with the right to buy-out all of the Remaining Earn Out Amounts at a revised Earn Out Buyout Price, the calculation for which is set out in the Amendment.

The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Amendment has been included to provide investors with information regarding its terms. The representations and warranties made in the Amendment were made solely for the purposes of the Amendment and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Amendment. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact.

Investors are not third-party beneficiaries of the Amendment and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautions about Forward-Looking Statements

This document contains forward-looking statements, including statements regarding expectations, views, opportunities, plans, strategies, beliefs and statements of similar effect relating to the Company, CoCompany Limited, the Amendment and the expected benefits of the transaction. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results or events to differ materially from those express in or implied by the forward-looking statements, including risks associated with the transaction, such as uncertainties regarding the ability to realize the expected benefits of the transaction. For a detailed discussion of risk factors impacting the Company, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other filings the Company makes with the Securities and Exchange Commission. The forward-looking statements contained in this document are made as of the date hereof, and the Company assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Deed of Amendment dated August 25, 2016 by among Heidrick & Struggles International, Inc., Heidrick & Struggles (UK) Limited, and Sharon Lee Toye, Tammy Ann Mitchell-Fisher, Catherine Elizabeth Powell and Colin Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: August 29, 2016	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer